UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025 (December 23, 2025)

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Agreement.

On December 22, 2025, NextTrip, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a purchaser named therein (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”) 1,000,000 shares (the “Common Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”); and common stock warrants (the “Warrants”) to purchase 1,000,000 shares of Common Stock. The Warrants have an exercise price of $3.43 per share, will be exercisable six months from the date of issuance, and will have a term of four years from the initial exercise date.

The Common Shares, the Warrants and the shares of Common Stock underlying the Warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Common Shares, Warrants and the shares of the Company’s Common Stock underlying the Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. Pursuant to a Registration Rights Agreement between the Company and the Purchaser (the “Registration Rights Agreement”), the Company has agreed to file a registration statement (the “Resale Registration Statement”) to cover the resale of the Common Shares and any share of Common Stock underlying the Warrants within 15 days after the date of the Registration Rights Agreement and to use its reasonable best efforts to have such Resale Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event no later within 30 days after the date of the Registration Rights Agreement (the “Effective Date”).

The Offering will result in gross proceeds of approximately $3,000,000 before deducting the placement agent’s fees and related offering expenses. The Offering closed on December 23, 2025.

Pursuant to the Purchase Agreement and subject to certain exceptions, the Company agreed not to, until 30 days following the Effective Date, (i) enter into or effect any issuance of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or (ii) file any new registration statement or any amendment or supplement thereto. The Company also agreed not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of 180 days following the Effective Date.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

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The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance or resale of the shares of the Company’s Common Stock underlying the Warrants to or by the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. The exercise price of the Warrants, and the number of shares of Common Stock underlying the Warrants, will be subject to adjustment in the event of any stock dividend or split, recapitalization, reorganization or similar transaction, as described in the Warrants. In the event of certain fundamental transactions, the holder of the Warrants will have the right to receive the Black Scholes Value of its Warrants calculated pursuant to a formula set forth in the Warrants, payable in the form of consideration as described in the Warrants.

Pursuant to a Placement Agency Agreement dated as of December 22, 2025 (the “Placement Agreement”), the Company engaged Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) to act as the Company’s exclusive placement agent in connection with the Offering. The Company has agreed to pay to the Placement Agent a cash fee equal to 8 % of the aggregate gross proceeds raised in the Offering. The Company has previously paid to the Placement Agent $25,000 against expenses incurred. The Company has agreed to reimburse the Placement Agent’s all reasonable expenses incurred by the Placement Agent out of the gross proceeds received by the Company, not to exceed $50,000.

The foregoing summaries of the Warrants, Purchase Agreement, the Placement Agreement, and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K (the “Report”), and which are incorporated herein in their entirety by reference.

This Report does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In conjunction with the Purchase Agreement, the Company entered into the following agreements on December 23, 2025, which agreements were entered into to ensure that the Company satisfies all listing requirements of the Nasdaq Capital Market (“Nasdaq”): (a) an amendment to a common stock warrant issued to Denis Suggs for 35,000 shares on October 28, 2025, (b) an amendment to a common stock warrant issued to KC Global Media Asia LLC (“KCGM”) for 16,700 shares on November 4, 2025, (c) an amendment to a common stock warrant issued to Charcoal Investment Ltd. for 166,667 shares on November 21, 2025, and (d) a share cancellation agreement entered into with KCGM (the “Share Cancellation Agreement”). Each of the amendments to the warrants were entered into to make the following changes: (i) extend the initial exercise date to six months from the date of the amendments, or June 23, 2025, (ii) increase the exercise price of the warrants, and (iii) and extending the expiration date of each of the warrants for one year beyond the original expiration date. In addition, the Company and KCGM entered into the Share Cancellation Agreement whereby KCGM agreed to cancel 75,000 shares of common stock that were issued to KCGM pursuant to a securities purchase agreement entered into between the Company and KCGM on July 17, 2025, KCGM is receiving instead a pre-funded warrant for the issuance of 75,000 shares of common stock (“Pre-Funded Warrant”), which Pre-Funded Warrant may not be exercised unless and until the Company has received shareholder approval such that the shares issuable under the Pre-Funded Warrant will be in compliance with the listing requirements of Nasdaq.

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Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Report regarding the Common Shares and the Warrants is hereby incorporated by reference into this Item 3.02 in its entirety. The Common Shares, the Warrants, the shares of Common Stock underlying the Warrants, the Pre-Funded Warrant and the shares underlying the Pre-Funded Warrant have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Common Shares, the Warrants and the shares of the Company’s Common Stock underlying the Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

As indicated in item 1.01, the Company has agreed to file a Registration Statement with the Securities and Exchange Commission with respect to the Common Shares and the shares of Common Stock underlying the Warrants.

Item 8.01. Other Events.

The information in Item 1.01 above is hereby incorporated by reference into this Item 8.01. In connection with the Offering, on December 22, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) There is filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which exhibits are incorporated herein by reference

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: December 23, 2025	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Common Stock Warrants
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
10.3	Registration Rights Agreement
99.1	Press Release Dated December 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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